Exhibit 99.1

FOR IMMEDIATE RELEASE Investors and Media: Julie Dewey, IRC Nevro Corp. Chief Corp Communications & Investor Relations Officer 650-433-3247 | julie.dewey@nevro.com

Nevro Reports Third Quarter 2022 Financial Results, Narrows Full-Year 2022 Guidance and Raises Revenue Contribution from Painful Diabetic Neuropathy

REDWOOD CITY, California, November 2, 2022 – Nevro Corp. (NYSE: NVRO), delivering comprehensive, life-changing solutions for the treatment of chronic pain, today reported its financial results for the third quarter ended September 30, 2022, narrowed its full-year 2022 guidance and raised its full-year revenue contribution from painful diabetic neuropathy (PDN).

Recent Business Highlights and Guidance

•
Third Quarter 2022 Worldwide Revenue of $100.5 Million; Representing 8% As Reported and 10% Constant Currency Growth Compared to Third Quarter 2021
•
PDN Represented Approximately $13.4 Million in Revenue in Third Quarter 2022 Compared to $2.0 Million in Third Quarter 2021;
•
Third Quarter 2022 U.S. Trial Procedures Increased 16% Compared to Third Quarter 2021, while U.S. PDN Trial Procedures Grew to 18% of Total U.S. Trials in the Quarter
•
Third Quarter 2022 Income from Operations of $82.1 Million, or Non-GAAP Loss from Operations of $22.9 Million Excluding Credits Related to Patent Litigation Settlement; Third Quarter 2022 Non-GAAP Adjusted EBITDA Loss of $3.8 Million
•
FDA Approval of HFX iQ™ Spinal Cord Stimulation System Powered by Artificial Intelligence
•
FDA Approval for New Manufacturing Operations in Costa Rica
•
Multiple Positive Payer Coverage Updates for Treatment of PDN from Aetna and Several Additional Blue Cross Blue Shield Health Plans
•
American Association of Clinical Endocrinology (AACE) Clinical Practice Guideline Updated to Include High-Frequency 10 kHz Spinal Cord Stimulation to Treat PDN
•
Narrows 2022 Revenue Guidance to $403 Million to $407 Million; Raises 2022 Revenue Guidance for PDN to Approximately $45 Million to $47 Million
•
Narrows 2022 Non-GAAP Adjusted EBITDA Guidance to Loss of $20 Million to $22 Million

Third Quarter 2022 Financial Overview

Worldwide revenue for the third quarter of 2022 was $100.5 million, an increase of 8% as reported and 10% on a constant currency basis, compared to $93.2 million in the third quarter of 2021. PDN represented approximately $13.4 Million in revenue and 13% of worldwide permanent implant procedures in the third quarter of 2022.

U.S. revenue in the third quarter of 2022 was $86.1 million, an increase of 10% compared to $78.1 million in the third quarter of 2021. U.S. permanent implant procedures increased 16% compared to third quarter of 2021, while U.S. trial procedures increased 16% compared to third quarter of 2021. U.S. PDN trial procedures represented approximately 18% of total U.S. trial volume and grew approximately 22% sequentially over the second quarter of 2022.

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International revenue in the third quarter of 2022 was $14.3 million, a decrease of 5% as reported or an increase of 8% on a constant currency basis, compared to $15.2 million in the third quarter of 2021.

“We are pleased with our performance during the quarter as we started to see encouraging signs of recovery in our business, with global constant currency revenue 10% ahead of prior year, and US trial activity, our best leading indicator of growth, delivering 16% year-over-year growth,” said D. Keith Grossman, Chairman, CEO and President of Nevro. “The impact of customer staffing and capacity issues, which affects our customer’s ability to schedule both the initial trial and the conversion of those trials to permanent implants, began to show slight improvement during the third quarter, and we continued to see a gradual overall trend of SCS market recovery, which we expect to continue in the fourth quarter and into 2023. Our PDN launch initiatives are driving awareness with referring physicians and patients, with trials growing throughout the quarter, and we continued to make strong forward progress with expanding coverage for PDN patients. We were also pleased to receive the positive recommendation of our proprietary, high-frequency 10 kHz Therapy for PDN by the American Association of Clinical Endocrinology. Nevro’s HFX 10 kHz Therapy is the only form of SCS therapy to be referenced in its 2022 Diabetes Clinical Practice Guideline to treat PDN. Our PDN progress with referring clinicians, payers and clinical societies has exceeded our expectations this year.”

Mr. Grossman continued, “With the FDA approval of our revolutionary HFX iQ system, we added a highly differentiated SCS platform, the first and only SCS system that uses artificial intelligence to optimize and maintain pain relief using each patient’s unique outcomes and input. Powered by over a decade of big data from our HFX Cloud patient database, HFX iQ utilizes our smart HFX Algorithm and our superior high-frequency 10 kHz Therapy platform, which has been proven in clinical trials and is further supported by real-world evidence from more than 90,000 implanted patients. We believe HFX iQ represents the future of SCS therapy and expect this launch to support our growth prospects in 2023 and beyond.”

Mr. Grossman concluded, “Finally, our recent FDA approval for treating non-surgical back pain patients further differentiates our high-frequency, paresthesia-free SCS technology and should begin to benefit more patients who are not surgical candidates and who have exhausted other therapeutic options. I’m very pleased with the building blocks that are now in place for attractive growth and leverage going forward, and we believe the challenges to our market are gradually but steadily improving and will continue to do so throughout this year and 2023.”

Gross profit for the third quarter of 2022 was $69.3 million, compared to $64.6 million in the third quarter of 2021. Gross margin was 69.0% in the third quarter of 2022, compared to 69.3% in the third quarter of 2021. “We were pleased that the FDA approved our global manufacturing operations in Costa Rica, which will support our pipeline of future products to ensure that we have the most efficient cost structure and flexible capacity, while maintaining the highest level of quality control as we scale,” added Rod MacLeod, Chief Financial Officer.

Operating expenses for the third quarter of 2022 were $92.2 million, which excludes $105.0 million of litigation-related credits. Including these credits, GAAP operating expenses were a net gain of $12.8 million. Operating expenses were $91.1 million in the third quarter of 2021, which excludes a $20.0 million preliminary judgement against the company in that period. Including that judgement, GAAP operating expenses were $111.1 million. Litigation-related legal expenses were $1.9 million for the third quarter of 2022, compared to $6.5 million in the third quarter of 2021.

Net income from operations for the third quarter of 2022 was $82.1 million, or a loss of $22.9 million excluding the $105.0 million of litigation-related credits, compared to a loss of $46.4 million, or $26.4 million excluding the $20.0 million litigation judgement in the third quarter of 2021. Non-GAAP adjusted EBITDA for the third quarter of 2022 was a loss of $3.8 million, compared to loss of $6.0 million in the third quarter of 2021. Non-GAAP adjusted EBITDA excludes interest, taxes, and non-cash items such as stock-based compensation and depreciation and amortization,

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as well as litigation-related expenses and certain litigation charges and credits. Please see the financial table below for GAAP to Non-GAAP reconciliations.

Cash, cash equivalents and short-term investments totaled $386.9 million as of September 30, 2022, an increase of $76.1 million from June 30, 2022. This increase was primarily due to the cash payment of $85.0 million related to the settlement agreement that was reached in ongoing intellectual property litigations with Boston Scientific.

Full-Year 2022 Outlook

Nevro continues to monitor and evaluate the impact the global response to the COVID pandemic has had, and will continue to have, on its operations and financial results. This guidance is highly sensitive to the company’s assumptions regarding the pace and sustainability of COVID recovery and its related impacts on patient willingness to seek elective care, healthcare facility restrictions and healthcare facility staffing limitations, all of which are difficult to predict. If these assumptions differ from the actual pace of COVID recovery and its impact on the company’s markets, then the company may need to change or withdraw this guidance in the future.

The company now expects full-year 2022 worldwide revenue of approximately $403 million to $407 million compared to its previous guidance of $400 million to $410 million, which implies fourth quarter growth of 8% to 11%. Assuming foreign currency exchange rates hold at current levels, this guidance includes a negative currency impact for the fourth quarter of 2022 of approximately $1.9 million versus prior year. This translates to fourth quarter 2022 growth of 9% to 13% on a constant currency basis. This full-year 2022 guidance also includes approximately $45 million to $47 million of PDN revenue, an increase from the previous PDN guidance of $42 million to $45 million. This guidance assumes the fourth quarter of 2022 will see a steady recovery and includes no significant business impact from new COVID variants or waves and near-term improvement in healthcare facility restrictions and steady improvement in healthcare facility staffing limitations.

The company now expects full-year 2022 non-GAAP adjusted EBITDA to be a loss of approximately $20 million to $22 million compared to its previous guidance range of a loss of $19 million to $25 million. Non-GAAP adjusted EBITDA excludes certain litigation expenses and credits, interest, taxes and non-cash items such as stock-based compensation and depreciation and amortization. Please see financial tables for GAAP to Non-GAAP reconciliations.

An investor presentation for the company’s third quarter 2022 financial results is available in the “Investors” section of Nevro’s website at www.nevro.com.

Webcast and Conference Call Information

As previously announced, Nevro management will host a conference call starting at 1:30 pm PT / 4:30 pm ET today. Investors interested in listening to the call may do so by dialing (888) 330-2443 in the U.S. or +1 (240) 789-2728 internationally, using Conference ID: 3583097. A live webcast, as well as an archived recording, will also be available in the “Investors” section of Nevro’s website at: www.nevro.com.

Internet Posting of Information

Nevro routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.nevro.com. The company encourages investors and potential investors to consult the Nevro website regularly for important information about Nevro.

About Nevro

Headquartered in Redwood City, California, Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. The company started with a simple mission to help more patients suffering from debilitating pain

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and developed its proprietary 10 kHz Therapy™, an evidence-based, non-pharmacologic innovation that has impacted the lives of more than 90,000 patients globally. Nevro’s comprehensive HFX™ spinal cord stimulation (SCS) platform includes a Senza SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy.

Senza®, Senza II®, Senza Omnia™, and HFX iQ™ are the only SCS systems that deliver Nevro's proprietary 10 kHz Therapy™. Nevro’s unique support services provide every patient with an HFX Coach™ throughout their pain relief journey and every physician with HFX Cloud™ insights for enhanced patient and practice management.

SENZA, SENZA II, SENZA OMNIA, OMNIA, HF10, the HF10 logo, 10 kHz Therapy, HFX, the HFX logo, HFX iQ, the HFX iQ logo, HFX Algorithm, HFX CONNECT, the HFX Connect logo, HFX ACCESS, the HFX Access logo, HFX COACH, the HFX Coach logo, HFX CLOUD, the HFX Cloud logo, RELIEF MULTIPLIED, the X logo, NEVRO, and the NEVRO logo are trademarks or registered trademarks of Nevro Corp. Patents covering Senza HFX iQ and other Nevro products are listed at Nevro.com/patents.

To learn more about Nevro, connect with us on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements reflecting the company's current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including: our full-year 2022 financial guidance, including our expectations for PDN revenue in 2022; our expectation that the gradual overall trend of SCS market recovery will continue in the fourth quarter and into 2023; our belief that the recent positive payer coverage updates by Aetna and others to include PDN patients will significantly increase patient access to our 10 kHz Therapy; our belief that HFX iQ represents the future of SCS therapy and our expectations that this launch will support our growth prospects in 2023 and beyond; our belief that our recent FDA approval for treating NSBP patients further differentiates our high-frequency, paresthesia-free SCS technology and should begin to benefit our procedural growth rates in the fourth quarter and throughout 2023; our belief that the building blocks are now in place for attractive growth and leverage going forward, and the challenges to our market are gradually but steadily improving and will continue to do so throughout this year and 2023; and our belief that our Costa Rica facility will support our pipeline of future products to ensure that we have the most efficient cost structure and flexible capacity. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth and the costs and expenses of operating our business; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on February 23, 2022, as well as any reports that we may file with the Securities and Exchange Commission in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Nevro's operating results for the third quarter ended September 30, 2022 are not necessarily indicative of our operating results for any future periods.

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Nevro Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenue	$100,466	$93,205	$292,521	$284,145
Cost of revenue	31,164	28,575	91,393	87,235
Gross profit	69,302	64,630	201,128	196,910
Operating expenses:
Research and development	14,030	11,553	39,118	34,956
Sales, general and administrative	78,190	79,521	241,488	226,673
Certain litigation charges (credits)	(105,000)	20,000	(105,000)	20,000
Total operating expenses	(12,780)	111,074	175,606	281,629
Income (Loss) from operations	82,082	(46,444)	25,522	(84,719)
Other income (expense):
Interest income (expense), net	(480)	(3,589)	(3,266)	(15,380)
Other income (expense), net	391	30	844	(515)
Income (Loss) before income taxes	81,993	(50,003)	23,100	(100,614)
Provision for income taxes	485	72	907	612
Net income (loss)	81,508	(50,075)	22,193	(101,226)
Changes in foreign currency translation adjustment	(1,690)	(401)	(3,293)	(651)
Changes in unrealized gains (losses) on short-term investments	(102)	(8)	(1,384)	(127)
Net change in other comprehensive loss	(1,792)	(409)	(4,677)	(778)
Comprehensive income (loss)	$79,716	$(50,484)	$17,516	$(102,004)
Net income (loss) per common share
Basic	$2.30	$(1.44)	$0.63	$(2.91)
Diluted	$2.22	$(1.44)	$0.63	$(2.91)
Weighted average shares used to compute net income (loss) per share
Basic	35,402,086	34,878,443	35,265,193	34,774,423
Diluted	37,338,945	34,878,443	35,501,609	34,774,423

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Nevro Corp.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$130,839	$34,710
Short-term investments	256,057	327,317
Accounts receivable, net	69,572	70,475
Inventories, net	98,525	93,517
Prepaid expenses and other current assets	11,080	5,185
Total current assets	566,073	531,204
Property and equipment, net	21,173	20,664
Operating lease assets	14,497	17,577
Other assets	3,163	4,493
Restricted cash	606	606
Total assets	$605,512	$574,544
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$31,839	$31,999
Accrued liabilities and other	48,459	50,204
Total current liabilities	80,298	82,203
Long-term debt	186,559	151,310
Long-term operating lease liabilities	11,624	15,402
Other long-term liabilities	2,096	22,013
Total liabilities	280,577	270,928
Stockholders’ equity
Common stock, $0.001 par value, 290,000,000 shares authorized; 36,107,515 and 35,709,570 shares issued at September 30, 2022 and December 31, 2021, respectively; 35,424,599 and 35,026,654 shares outstanding at September 30, 2022 and December 31, 2021, respectively	35	35
Additional paid-in capital	917,946	928,138
Accumulated other comprehensive loss	(5,041)	(364)
Accumulated deficit	(588,005)	(624,193)
Total stockholders’ equity	324,935	303,616
Total liabilities and stockholders’ equity	$605,512	$574,544

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Nevro Corp.

GAAP to Non-GAAP Adjusted EBITDA Reconciliation

(unaudited)

(in thousands)

The following table presents a reconciliation of GAAP net income (loss), as prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), to Adjusted EBITDA, a non-GAAP financial measure.

Reconciliation of actual results:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
GAAP Net income (loss)	$81,508	$(50,075)	$22,193	$(101,226)
Non-GAAP Adjustments:
Interest (income) expense, net	480	3,589	3,266	15,380
Provision for income taxes	485	72	907	612
Depreciation and amortization	1,642	1,260	4,780	3,591
Stock-based compensation expense	15,206	12,637	41,992	32,908
Certain litigation charges (credits)	(105,000)	20,000	(105,000)	20,000
Litigation-related expenses	1,884	6,504	9,513	19,062
Adjusted EBITDA	$(3,795)	$(6,013)	$(22,349)	$(9,673)

Reconciliation of guidance:

	Year Ended
	December 31, 2022
	(Low Case)	(High Case)

GAAP Net loss	$1,000	$3,000
Non-GAAP Adjustments	(23,000)	(23,000)
Adjusted EBITDA	$(22,000)	$(20,000)

Management uses certain non-GAAP financial measures, most specifically Adjusted EBITDA, as a supplement to GAAP financial measures to further evaluate the company’s operating performance period over period, analyze the underlying business trends, assess performance relative to competitors and establish operational objectives.

Management believes it is important to provide investors with the same non-GAAP metrics it uses to evaluate the performance and underlying trends of the company’s business operations to facilitate comparisons to its historical operating results and evaluate the effectiveness of its operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of the company’s underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income and expense, net; provision for income taxes; and depreciation and amortization to net income. In calculating non-GAAP Adjusted EBITDA, the company further adjusts for the following items:

•
Stock-based compensation expense – The company excludes non-cash costs related to the company’s stock-based plans, which include stock options, restricted stock units and performance-based restricted stock units as these expenses do not require cash settlement from the company.
•
Certain litigation charges (credits) – The company excludes certain non-recurring litigation charges (credits) associated with patent litigation legal judgement and settlement, which management considers not related to the underlying operating performance of the business.
•
Litigation-related expenses – The company excludes legal and professional fees as well as charges and credits associated with certain legal matters, which management considers not related to the underlying operating performance of the business.

Full-year guidance excludes the impact of foreign currency fluctuations.

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The non-GAAP financial measure should not be considered in isolation from, or as a replacement for, the most directly comparable GAAP financial measures, as it is not prepared in accordance with U.S. GAAP.

Amounts may not add due to rounding.

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